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                                 EXHIBIT 10.1

                                LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease"), made and entered into by and between Godley Construction Company I, LLC, a North Carolina limited liability company, hereinafter referred to as "Landlord", and Converse Inc., a corporation organized under the laws of the State of Delaware, hereinafter referred to as "Tenant".

WITNESSETH:

1. Premises and Term. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord that certain premises consisting of approximately Seventeen (17) acres, more or less, situated within the County of Mecklenburg, State of North Carolina, and more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference, together with all rights, privileges, easements, and appurtenances belonging to or in any way pertaining to the premises and together with the buildings and other improvements situated upon said premises (said real property, building and improvements being hereinafter referred to as the "premises").

TO HAVE AND TO HOLD for the term (the "term") commencing on the "commencement date", as hereinafter defined, and ending one hundred twenty (120) months thereafter

The commencement date of this lease (hereinafter the "commencement date") shall be at 12:01 A.M. on February 1, 2001, the day immediately following the expiration of the term of the existing lease of the premises, dated March 17, 1970, which Landlord and Tenant hereby agree shall expire on January 31, 2011.

2. Base Rent. Tenant agrees to pay to Landlord base rent for the premises, in advance, without demand, deduction or set off, for the entire term hereof at the rate of Eighty Thousand Two Hundred Forty-Five and No/100 Dollars ($80,245.00) per month. One such monthly installment shall be due and payable on the commencement date and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date during the hereby demised term.

3. Use. The premises shall be used only for the purpose of sale, storage, distribution, repair and servicing of its merchandise, and for all other operations

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necessary or incident to the conduct of its business. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances, and regulations applicable to the use of the premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances, in, upon or connected with, the premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which the premises are situated or the occupants of buildings in the vicinity of the premises or unreasonably interfere with their use of their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. It is understood that the Tenant's current use of the premises is an appropriate and acceptable use.

4. Base Rent Adjustment. The base rent payable under the terms of Paragraph 2 of this Lease shall be adjusted on the fourth, seventh and tenth annual anniversaries of the commencement date of this Lease in accordance with the following provisions:

    Base rent shall be increased on each Comparison Date by the Percentage CPI Increase. Provided, however, that: (i) the Base Rent for the second Comparison Date shall be the Base Rent as previously increased during the second three (3) year period of this Lease and (ii) the Base Rent for the third Comparison Date shall be the Base Rent as previously increased during the third three (3) year period of this Lease. Landlord shall notify Tenant on or about each Comparison Date of each increase by delivering a written statement setting forth the Index for the Base CPI Month, the Index for the applicable Comparison CPI Month, the Percentage CPI Increase, and the new minimum base rent payable by Tenant. Beginning on the first (1st) day of the month immediately following receipt by Tenant of Landlord's notice herein, and continuing thereafter until the next Comparison Date or the end of the Lease, whichever shall first occur, Tenant shall pay Landlord the new Base Rent and in addition, Tenant shall pay Landlord the difference between the new Base Rent and the Base Rent previously paid for any month following the last Comparison Date to the end that the Landlord shall have been paid the new Base Rent for each calendar month following the last Comparison Date.

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     For purposes of this Section, the following definitions shall apply:

     (i) The "Index" shall mean the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers (on the basis 1982-1984 = 100). If the format or components of the Index have materially changed before or after the execution of this Lease, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which has been determined by independent third party sources to be comparable to the Consumer Price Index for all Urban Consumers in effect on the date of this Lease. Landlord shall notify Tenant of the substituted index, which shall be used to calculate the increase in the minimum base rent.

      (ii) The "Comparison Date" shall mean each of the third (3rd), sixth (6th) and ninth (9th) calendar anniversary of the commencement date of this Lease.

      (iii) The "Comparison CPI Month" for each Comparison Date shall mean the month immediately preceding the month in which such Comparison Date occurs.

      (iv) The "Base CPI Month" shall be defined as follows: (1) for the Comparison Date which occurs on the third (3rd) calendar anniversary of the Lease commencement date, the month in which the lease commencement date occurs (Month 1); (2) for the Comparison Date which occurs on the sixth (6th) calendar anniversary of the Lease commencement date, the month which is three (3) years after the Lease commencement date (Month 37); and (3) for the Comparison Date which occurs on the ninth (9th) calendar anniversary of the Lease commencement date, the month which is six (6) years after the Lease commencement date (Month
73).

      (v) The "Percentage CPI Increase" shall mean the increase in the Index which has occurred between the Base CPI Month and the Comparison CPI Month for each Comparison Date.

5. Five Year Renewal Option. Landlord hereby grants the Tenant the right to extend the term hereof for an additional five (5) years beginning at 12:01 A.M. on February 1, 2011. The Tenant shall renew the Lease by giving the Landlord written notice thereof as provided in Paragraph 24 hereof not less than six (6) months prior to the expiration of the initial ten year term of this Lease. In the event the Tenant does renew this Lease for such additional five (5) year term, all terms and conditions of this Lease for the initial ten (10) year term shall apply to the five (5) year renewal term except that the rent payable shall be determined as hereinafter provided.

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     The base rent payable for the first two (2) years of the five (5) year renewal term shall be the same amount of rent payable during the tenth (10th) year of the initial ten (10) year term hereof.

     Base rent shall be increased by the Percentage CPI Increase on the first (and only) Comparison Date during the five (5) year renewal term, which shall be on the second (2nd) calendar anniversary of the beginning of the five (5) year renewal term. The Base CPI Month for the Comparison Date during the five (5) year renewal term shall be the month which is nine (9) years after the Lease commencement date).

     The provisions of Paragraph 4, except as modified in this Paragraph 5, shall apply in determining the rent payable by the Tenant to the Landlord during the five (5) year renewal term.

6. Landlord's Repairs. Landlord shall at its expense maintain only the roof and the structural soundness of the foundation and exterior walls of the building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage to the roof, foundation and exterior walls of the building caused by Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. In connection with maintaining the roof in good repair, the Tenant agrees to not allow any of its employees, agents or invitees to gain access to the roof without the written approval of the Landlord, except for the specific purpose of repairing the exhaust fans on the roof which are a part of the HVAC system. With regard to the Landlord's obligations hereunder, the term "walls" as used herein shall not include interior and exterior windows, glass, painting or plate glass, doors, special store fronts or office entries, all of which shall be the responsibility of the Tenant to repair and maintain. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this lease shall be limited to the cost of such repairs or maintenance of the curing or such defect.

7.  Tenant's Repairs and Other Covenants of Care and Treatment or Premises.

A. Tenant shall at its own cost and expense keep and maintain all parts of the premises (except those for which Landlord is expressly responsible under the terms of the Lease) in good condition, promptly making all necessary repairs and replacement, including, but not limited to, interior and exterior windows, glass and plate glass, doors, any special office entries, interior walls, painting, exterior walls (other than structural) and finish work, doors and floor covering, down spouts, gutters, heating and air conditioning systems, transportation accesses

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and pavement, dock boards, truck doors, dock bumpers, plumbing work and fixtures, termite and pest extermination and regular removal of interior trash and debris, keeping the whole of the premises in a clean and sanitary condition. In making all such repairs and/or replacements, Tenant shall comply with all governmental codes, requirements and regulations. Tenant shall be obligated to repair any damage to Landlord's property caused by fire, windstorm, tornado, earthquake or other casualty, unless the cost to repair is fully covered by the insurance to be maintained by Tenant pursuant to subparagraph 13(A) below.

B. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days after the Commencement Date of this Lease.

C. Tenant agrees that washing over the road tractor and trailer equipment is permitted and will take place on the premises, including the truck apron and parking areas, but there shall be no washing of any kind on asphalt areas.

D. Tenant covenants and agrees not to permit any employees, agents, representatives, or any subcontractors to go upon the roof of any building within the premises without the Landlord's written consent. Notwithstanding the foregoing, the Tenant may make emergency repairs to the roof; provided, that the Tenant gives the Landlord notice thereof within thirty (30) days thereafter. Tenant shall be permitted access to the office roof to service the HVAC units, but any damage to the roof caused by such servicing shall be the Tenant's responsibility to repair and pay the cost thereof. The failure on the part of the Tenant to comply with this covenant and agreement shall cause the Tenant to be fully liable for the entire cost of making any and all necessary repairs to the roof which were cause by such entry upon the roof.

8. Alterations. Tenant shall not make any alterations, additions or improvements to the premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions

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erected by Tenant shall be and remain the property of Tenant during the term of this Lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the premises to their original condition by the date of termination of this Lease or upon earlier vacating of the premises and shall be delivered up to the Landlord with the premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the premises if required by Landlord; upon any such removal Tenant shall restore the premises to their original condition. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the premises.

9. Signage. Tenant shall have the right to install signs upon the premises only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the building and other improvements, and Tenant shall repair any injury or defacement, including without limitation discoloration, caused by such installation and/or removal. The provisions of this paragraph shall not apply to any existing signs upon the premises which were installed during the prior lease.

10. Inspection. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the premises or in order to make such repairs is may be required or permitted to be made by Landlord under the terms of this lease. During the period that is twelve (12) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the premises at any reasonable time during business hours for the purpose of showing the premises and shall have the right to erect on the premises a suitable sign indicating the premises are available. Tenant shall give written notice to Landlord at least forty-five
(45) days prior to vacating the premises and shall arrange to meet with Landlord for a joint inspection of the premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

11. Utilities. Landlord has already made available during the prior lease water, electricity and telephone service connections into the premises, and Tenant shall pay for all water, gas, storm water fees, heat, light, power,

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telephone, sewer, sprinkler charges and other utilities and services used on or from the premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. Landlord shall in no event be liable for any interruption or failure of utility services on the premises.

12. Assignment and Subletting. Tenant shall not have the right to assign, sublet, transfer or encumber this lease, or any interest therein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall at Landlord's option be void. In addition to all rents payable hereunder by the Tenant to the Landlord, the Landlord shall, in addition, be entitled to receive from the Tenant one-half (1/2) of all cash or other proceeds received by the Tenant which exceeds the rentals called for hereunder, resulting from any sublease of the premises, assignment of this Lease or any other transfer. Such additional rent shall be paid to Landlord, whether such assignment, subletting or other transfer is consented to by Landlord or not, unless Landlord agrees to the contrary in writing. These covenants shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns in any bankruptcy proceeding. Any assignee, sublessee or transferee of Tenant's interest in this lease (all such assignees, sublessees and transferees being hereinafter referred to as "successors"), by assuming Tenant's obligations hereunder shall assume liability to Landlord for all amounts paid to persons other than Landlord by such successors in contravention of this Paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its liability hereunder. Upon the occurrence of an "event of default" as hereinafter defined, if the premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. In determining the reasonableness of Landlord's decision to grant or withhold its consent to a proposed assignment or sublease, Landlord may take into consideration all relevant factors surrounding the proposed assignment or sublease, including, without limitation, the following:
(a) the business reputation of the proposed assignee or subtenant and its officers, directors and stockholders; (b) the nature of the business and the proposed use of the premises by the proposed assignee or subtenant; (c) the financial condition of the proposed assignee or subtenant; (c) the effect that the proposed assignee's or subtenant's occupancy or use of a portion of the premises would have upon the premises and Landlord's investment therein; (d) the extent to

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which the proposed assignee or subtenant and Tenant provide Landlord with assurances reasonably satisfactory to Landlord as to the satisfaction of Tenant's obligation hereunder, including the payment of rent; and (e) restrictions, if any, imposed by the holder of any deed to secure debt or mortgage encumbering the premises or any portion thereof.

13.  Fire and Casualty Damage.

A. Tenant shall keep the building(s) and all other improvements on the premises insured for the benefit of Landlord only, against loss or damage by fire, windstorm, hurricane, tornado, earthquake and similar hazards covered by insurance of the type now known as "fire or extended coverage", and shall keep and provide boiler and machinery insurance covering pressure vessels, air tanks, boiler, machinery, pressure piping, and heating and air conditioning equipment, in an amount reasonably satisfactory to Landlord. Such fire and extended coverage policy or policies shall be for the full replacement value of the building(s) and all other improvements located on the premises, including sufficient proceeds to rebuild the improvements in compliance with all applicable building codes. Tenant shall maintain and pay for such insurance on Tenant's personal property as Tenant deems appropriate for Tenant's protection. The Tenant shall not use or permit upon the premises anything that will invalidate any policy of hazard or extended coverage or boiler and machinery insurance now or hereafter carried with respect to the premises.

B. The policies representing such hazard insurance coverage shall contain a provision that they may not be cancelled without first giving Landlord not less than thirty (30) days prior written notice. A duplicate copy of the policies, or a certificate of such insurance coverage, shall be delivered to Landlord prior to commencement of the term of this Lease, and renewal policies, or copies thereof, shall be delivered to Landlord at least thirty (30) days prior to the expiration date of the preceding policy or policies, provided until such time as the policy or the certificate is available, a binder, in usual form, will suffice. All such insurance shall be for the sole benefit of Landlord, shall be issued by insurance providers who have been approved in writing by the Landlord, and shall be issued in the name of and insure only the Landlord and shall be under its sole control.

C. If the buildings situated upon the premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice to Landlord.

D. If the buildings situated upon the premises should be totally destroyed by fire, windstorm, hurricane, tornado, earthquake or other casualty, or if they should be partially damaged thereby so that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred fifty-five (255) days after the date upon which Landlord is notified by the Tenant of such damage, this

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lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

E. If the buildings situated upon the premises should be damaged by any peril covered by the insurance to be provided by Tenant under subparagraph 13(A) above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within two hundred fifty-five (255) days after the date upon which Landlord is notified by the Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense, but only to extent the Landlord has received the insurance proceeds, thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the premises by Tenant. If the premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall, nevertheless, not abate and remain fully payable by the Tenant to the Landlord. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred fifty-five (255) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

F. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

G. Anything in this lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the premises, improvements to any building of which the premises are a part, or personal property (building contents) within the building, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees, but only to the extent of the insurance proceeds payable under the policies of insurance covering the property. Because this subparagraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), the Tenant agrees immediately to give to each insurance company

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which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers contained in this subparagraph.

14. Taxes. Tenant shall pay when due all real property ad valorem taxes (including any increases in any subsequent years, with payments in the last year of Tenant's occupancy to be appropriately apportioned or prorated) and assessments of any kind or nature which may be imposed upon the premises.

15. Liability. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the premises, or caused by the buildings and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the negligence of Landlord or the failure of Landlord to repair any part of the premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the premises; (ii) the condition of the premises; (iii) Tenant's operations in and maintenance and use of the premises; and (iv) Tenant's liability assumed under this lease, the limits of such policy or policies to be in the amount of not less than $2,000,000 per occurrence in respect of injury to persons (including death), and in the amount of not less than $1,000,000 per occurrence in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the commencement date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof, bearing notations evidencing the payment of renewal premiums shall be delivered to Landlord. Such policies shall further provide that not less than thirty

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(30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

16.  Condemnation.

A. If the whole or any substantial part of the premises which renders Tenant's current use of the premises impractible should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the premises for the purpose for which they are being used, as determined by Landlord, this lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said premises shall occur.

B. If part of the premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced by an amount proportionate to the percentage of the premises so taken.

C. All compensation awarded for any taking (or the proceeds of private sales in lieu thereof) of the premises shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord-, provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant's fixtures and other property if a separate award for such items is made to Tenant.

17. Holding Over. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms or such holding over, the hold over tenancy shall be construed as a tenancy at will and shall be subject to termination by Landlord at any time upon not less than five
(5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to double the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided. The preceding provisions of this Paragraph 15 shall not be construed consent for Tenant to hold over.

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18.  Quiet Enjoyment. Landlord covenants that it now has good title to the premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the premises, and easements, restrictions and other conditions of record. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

19. Events of Default. The following events shall be deemed to be events of default by Tenant under this lease:

A. In the event of (i) failure of Tenant to pay any installment of rent due hereunder promptly for a period of ten (10) days after written notice from Landlord to Tenant of such default; or (ii) failure of Tenant to comply with any other term, covenant or condition of this Lease for a period of thirty (30) days after written notice from Landlord to Tenant of such default (provided, however, that if the default complained of is a default other than one which may be cured by the payment of money, no default on the part of the Tenant in the performance of any acts to be done or conditions to be met shall be deemed to exist if steps shall have been commenced in good faith by the Tenant to rectify the same and shall be prosecuted to completion with diligence and continuity).

B. Tenant shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

C. Tenant shall file a petition, other than a Chapter XI proceeding, under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof, or an order for relief shall be entered against Tenant in any proceedings filed against Tenant thereunder.

D. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

E. Tenant shall vacate all or a substantial portion of the premises, whether or not Tenant is in default of the rental payments due under this Lease.

F. Tenant shall fail to discharge any lien placed upon the premises in violation of Paragraph 23 hereof within twenty (20) days after any such lien or encumbrance is filed against the premises, or shall fail to take such actions as is reasonably necessary to cause such lien to be discharged.

G. Tenant shall fail to comply with any material term, provision or covenant of this lease (other than the foregoing in this Paragraph 19), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

20.  Remedies.

A. Upon the occurrence of any such events of default described in Paragraph 19 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.

(a) Terminate this lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, by force if necessary, but only within the law.

(b) Enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, by force if necessary, but only within the law and relet the premises and receive the rent therefor.

(c) Enter upon the premises, by force if necessary, but only within the law, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

(d) After obtaining possession as provided herein, alter all locks and other security devices at the premises without terminating this Lease.

In the event Landlord may elect to regain possession of the premises by summary ejectment proceeding, Tenant hereby specifically waives any statutory notice which may be required prior to any such proceeding, and agrees that Landlord's execution of this Lease is, in part, consideration for this waiver.

In the event Tenant fails to pay any installment of rent hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

B. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be in acceptance of surrender of the premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event or default, to the aforesaid exercise of dominion over Tenant's property within the premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any summary ejectment proceedings, or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgement obtained in summary ejectment proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

C. In the event Landlord elects to terminate the lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as liquidated damages and not as a penalty, an amount equal to the present value (using a discount rate equal to the Bank of America's then prime rate) of the total rental hereunder for the remaining portion of the lease term (had such term not been terminated by Landlord prior to the date of expiration stated in Paragraph I ).

D. In the event that Landlord elects to repossess the premises without terminating the lease, then Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental and all other charges and expenses required to be paid by Tenant to Landlord during the remainder of the lease term until the date of expiration of the term as stated in Paragraph I diminished by any net sums thereafter received by Landlord through reletting the premises during said period (after deducting expenses incurred by Landlord as provided in subparagraph 17(E) below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the lease term.

E. In case of any event of default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, reasonable brokers' fees incurred by Landlord in connection with reletting the whole or any part of premises; the reasonable costs of removing and storing Tenant's or other occupant's property; the reasonable costs of repairing, altering, remodeling or otherwise putting the premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorney's fees.

F. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord, upon demand, all reasonable costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action, plus interest thereon at the rate of eight percent (8%) (or the highest rate allowed by law, whichever is less) from the date Landlord incurs such costs, expenses, disbursements or fees.

G. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages, but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being of the premises, and in the event of the transfer by such owner of its interest in the premises, such obligations of the Landlord shall be binding during the lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder.

H. In the event that Landlord shall have taken possession of the premises pursuant to the authority herein granted then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the premises (without the necessity of obtaining an order for summary ejectment or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any premises within the County in which the premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of the Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessors signature thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the actual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

21. Landlord's Lien. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph 19 at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created, and hereby appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute such financing statements and other instruments on Tenant's behalf. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

22. Mortgages. Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the premises or Landlord's improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this lease superior to any such instrument in whole or in part, then by notice to Tenant, from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this lease or making this lease superior to the lien of any such mortgage.

23.  Mechanic's Liens and Tenant's Personal Property Taxes.

A. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the premises or under the terms of this lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the premises.

B. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the premises.

24. Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

B. With the exception of the payment of rent as provided in Paragraph 24(a) above, any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

LANDLORD:   Godley Construction Company I, LLC
            c/o Godley Builders, Inc.
            415-D Minuet Lane
            Charlotte, North Carolina 28217

TENANT:     Attn: Jack A. Green
            Converse Inc.
            One Fordham Road
            North Reading, Massachusetts 01864-2680

If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant" respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

25.  Hazardous Materials.

A. For purposes of this lease: (i) "CERCLA" means The Comprehensive Environmental Response, Compensation and Liability Act of 1980; (ii) "Hazardous Material" or "Hazardous Materials" means and includes petroleum (including, without limitation, gasoline, crude oil, fuel oil, diesel oil, lubricating oil, sludge, oil refuse, oil mixed with wastes and any other petroleum-related product), flammable explosives, radioactive materials, any substance defined or designated as a "hazardous substance", under Sections 101 (14) and 102 of CERCLA; (iii) "Release" shall have the meaning given such term, or any similar term, in Section 101 (22) of CERCLA; and (iv) "Environmental Law" or "Environmental Laws" shall mean any "Superfund" or "Super Lien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials as may now or at any time hereafter be in effect and as amended from time to time, including, without limitation, the following, as same may be amended or replaced from time to time, and all regulations promulgated thereunder or in connection therewith: CERCLA; the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); The Clean Air Act ("CCA"); the Clean Water Act ("CWA"); The Toxic Substances Control Act ("TSCA"); The Solid Waste Disposal Act ("SWDA"), as amended by the Resource Conservation and Recovery Act ("RCRA"); and the Occupational Safety and Health Act of 1970 ("OSHA").

B. Tenant hereby covenants and agrees that: (i) no activity shall be undertaken on the premises, nor shall any activity be undertaken within the building if the premises are less than the whole building or on the land on which the premises are situated by Tenant or its agents, employees or contractors, which would in either event cause (A) the premises, building or land to become a hazardous waste treatment, storage or disposal facility regulated or subject to regulation under any Environment Law, (B) a Release of any Hazardous Material into the environment at, on, in, under, above, through, or surrounding the premises, building or land, or (C) the discharge of pollutants ' or effluents into any water source or system, which would require a permit under any federal law, state law, local ordinance or any other Environmental Law pertaining to such matters; (ii) Tenant shall at its sole cost and expense comply with all applicable Environmental Laws relating to or affecting the premises, and Tenant shall keep the premises free and clear of any liens imposed pursuant to any applicable Environmental Laws arising out of Tenant's use of the premises, all at Tenant's sole cost and expense; (iii) Tenant will, at Tenant's sole cost and expense, obtain and/or maintain all licenses, permits and/or other governmental or regulatory actions necessary to comply with all applicable Environmental Laws (the "Permits") and Tenant at all times remain in full compliance with the terms and provisions of the Permits; (iv) Tenant shall immediately give Landlord oral and written notice in the event that Tenant receives any communication from any governmental agency, entity, or any other party with regard to Hazardous Materials on, from or affecting the premises, building or land or otherwise with respect to Tenant's use and occupancy of the premises or the operation of Tenant's business therein; and (v) Tenant shall, at Tenant's sole cost and expense, conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting the premises or, where resulting from acts or omissions of Tenant or its agents, employees and contractors, the building and/or land, in accordance with all applicable Environmental Laws.

C. Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from and against any and all liens, demands, suits, actions, proceedings, disbursements, liabilities, losses, litigation, damages, judgements, obligations, penalties, injuries, costs, expenses (including, without limitation, attorneys' and expert's fees) and claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against Landlord and/or the premises, building and/or land for, with respect to, or as a direct or indirect result of: (i) the Release or presence from, in, on, over or under the premises of any Hazardous Materials regardless of quantity and regardless of whether or not caused by or within the control of Tenant; (ii) the Release or presence from, in, on, over or under the building or land of Hazardous Materials regardless of quantity where caused by Tenant or its agents, employees or contractors; (iii) the violation of any Environmental Laws relating to or affecting the premises or Tenant, whether or not caused by or within the control of Tenant; and (iv) the failure by Tenant to comply fully with the terms and provisions of this Paragraph 25; provided, however that nothing contained in this Paragraph 25 shall make Tenant liable or responsible for conditions existing prior to the commencement of the term of this lease or first occurring after the expiration of the term of this lease except where caused by Tenant or its agents, employees or contractors.

D. In the event Landlord suspects, in its reasonable opinion, that Tenant has violated any of the covenants contained in this Paragraph 25, or that the premises, building or land are not in compliance with the Environmental Laws for any reason as to which Tenant is responsible hereunder, or that the premises, building or land are not free of Hazardous Materials for any reason as to which Tenant is responsible hereunder, Tenant shall take such steps as Landlord requires by written notice to Tenant in order to confirm or deny such occurrences, including, without limitation, the preparation of environmental studies, audits, surveys or reports. In the event that Tenant fails to take such action, Landlord may take such action and shall have such access to the premises as Landlord deems necessary, and the cost and expenses of all such actions taken by Landlord, including, without limitation, Landlord's attorneys' fees, shall be due and payable by Tenant upon demand therefore from Landlord as additional rent hereunder. Further, Landlord reserves the right at any time and from time to time to enter the premises following reasonable advance notice thereof to Tenant (except in cases of emergency) in order to perform periodic environmental studies, audits, surveys and reports and in order to determine whether Tenant is in compliance with the terms of this Paragraph 25.

E. The obligations and liabilities of Tenant under this Paragraph 25 shall survive the expiration or earlier termination of this lease.

26.  Miscellaneous.

A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the premises that are the subject of this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this lease.

C. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way affect the interpretation of this lease.

D. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

E. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the premises, including without limitation all heating and air conditioning systems and equipment herein, in good condition and repair, ordinary wear and tear excepted. Tenant shall also, prior to vacating the premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be.

G. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

H. All references in this lease to "the date hereof' or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this lease.

I. Landlord and Tenant represent and warrant that they have dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about this transaction, and each party agrees to indemnify the other and hold it harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the other party with regard to this leasing transaction.

J. This Lease must be executed by both the Landlord and the Tenant on or before July 15, 1999 for this Lease to become effective.

K. The Tenant presently occupies the premises under a lease with the Landlord which shall expire on January 31, 2001(the "current lease"). Attached as a part of this Lease is Exhibit B, which describes additional obligations of both the Landlord and the Tenant under both this Lease and under the current lease. The failure of either party to perform an obligation set forth in Exhibit B shall constitute an Event of Default under Paragraph 19G (as regards the Tenant) or a default under Paragraph 20G (as regards the Landlord).

              (EXECUTION PAGE TO LEASE OF WESTINGHOUSE BOULEVARD
                    PROPERTY IN CHARLOTTE, NORTH CAROLINA)

                EXECUTED BY TENANT THIS 7th DAY OF JULY, 1999.

                              Converse  Inc.
(Corporate Seal)

                              By: /s/ Glenn N. Rupp
                                  ----------------------------------------
                              Name: Glenn N. Rupp
ATTEST:                              -------------------------------------
                              Title: Chairman and Chief Executive Officer
                                     -------------------------------------
/s/ Jack A. Green
---------------------------
    Secretary

               EXECUTED BY LANDLORD, this 8th day of July, 1999.

                              Godley Construction Company I, LLC


                              By: /s/ William C. Godley
                                  ----------------------------------------
                                  William C. Godley
                                  Title: Manager


                              By: /s/ Robert T. Godley
                                  ----------------------------------------
                                  Robert T. Godley
                                  Title: Manager

                                   Exhibit B

1.    The total warehouse building is approximately 437,700 square feet.

2. Landlord to install new roof on the 30,000 square footage office building (return goods building) with a completion date of 9/1/99 or earlier. To include two pump house roofs.

3. Tenant agrees to pay $100,000 to the Landlord in full consideration of its obligation under the lease to return the office building (return goods building) to its original condition. This shall be full payment for any damages and modifications to this building's interior office partitions, lighting, ceilings, carpet, fixtures, driveways, entrance, paving, et cetera. Tenant agrees to pay this amount to Landlord by the expiration of the current lease on January 31, 2001.

4. Landlord to correct the flooding of the dock wells during heavy rains in the shipping and receiving areas by October 1, 1999.

5. Tenant will have all mechanical equipment in satisfactory operating condition at expiration of the original lease on January 31, 2001.

6. The rainspouts shall be either repaired or replaced by Landlord by October 31, 1999.

7. Landlord and Tenant to share on a 50-50 basis the cost of increasing the electrical load into the building from 800 amps to1200 amps by April 1, 2000. This cost is estimated to be in the range of $30,000.

8. Landlord to continue during the existing term and renewal of this lease to be responsible for roof maintenance for the warehouse and the two pump houses.

9. Property leased area describing the boundaries is per the attached drawings.

10. Converse has elected not to continue leasing the 30,000 square footage office building (return goods building). The costs for separating the utilities of the two buildings shall be shared on a 50-50 basis between Landlord and the Tenant. The sprinkler system for this 30,000 SF building to remain "as is" tied into Converse's fire protection lines.

11. All modification costs to the existing chain link fence are to be completed by January 31, 2001, the cost of which is to be shared on a 50-50 basis by Tenant and Landlord.

                                       25